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                                                                    EXHIBIT 10.6

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Escrow No. 1999-16269 TD                       COPY has not been compared
Order No. 1999-16269 RB                        with the Original Document. WCP.
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                         ASSIGNMENT OF RENTS AND LEASES

         A. FITZGERALDS RENO, INC., a Nevada corporation ("Assignor") whose address for notice hereunder is 300 E. Second Street, Suite 1500, Reno, Nevada 89501, by Deed of Trust and Security Agreement of even date herewith (hereinafter the "Deed of Trust"), mortgaged to SCOUT DEVELOPMENT CORPORATION, a Missouri corporation, as mortgagee ("Assignee"), whose address for notice is 1350 South Boulder, Tulsa, Oklahoma 74119, the property (the "Property") more fully described on Exhibit A, attached hereto and made a part hereof for all purposes.

         B. The Deed of Trust was given to secure the payment of a promissory note in the original principal amount of $2,250,000.00 of even date herewith, executed by Assignor and payable to Assignee in one-hundred twenty (120) consecutive monthly installments commencing one (1) month from the date thereof (the "Note"). The Deed of Trust and the Note are incorporated herein by reference for all purposes.

         C. Assignor, as lessor has acquired the Property subject to certain leases and intends to enter into leases in the future in connection with the improvements located on the Property (the "Leases").

         NOW, THEREFORE, for value received, Assignor hereby absolutely and unconditionally assigns and transfers to Assignee (i) all rents, revenues and any other income of the Property, including those now due, or to become due by virtue of the Leases, or any other agreement for the occupancy or use of all or any part of the Property, regardless of the party to whom the rents and revenues of the Property are payable; and (ii) all the Leases and any other agreements for the use or occupancy of all or any part of the Property, including any and all extensions, renewals and replacement thereof. All Leases, other agreements for use or occupancy, and all extensions, renewals and replacements thereof, and all future leases and other agreements for use or occupancy, extensions, renewals and replacements thereof, are hereby incorporated to be included in all references to "Leases" herein.

         This assignment and agreement shall be under the following terms and conditions:

         1. Until the Note, and all renewals, rearrangements and extensions thereof, are paid in full, or, until the Property is released by Assignee as security for the Note, Assignor shall transfer, sell and assign, and hereby transfers, sells and assigns, unto Assignee all subsequent leases of the Property, or any part thereof.

         2. Assignor acknowledges that this assignment in no way affects or alters the Note and Deed of Trust. Assignor hereby agrees to make or cause to be made:

          (a) all payments of principal and interest on the Note and any amendments, extensions or renewals thereof,

          (b) payment of all other sums, with interest thereon, becoming due and payable to Assignee under the provisions of this Assignment, the Note, the Deed of Trust or in any other instrument executed by Assignor in connection with the Note; and


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          (c) punctual performance and discharge of each and every obligation, covenant and agreement contained in the Note, the Deed of Trust or in any other instrument executed by Assignor in connection with the Note.

         3. Assignor warrants and represents that Assignor has not previously assigned the Leases or the rents and revenues of the Property, or executed any other instrument which would interfere with or in any manner prevent Assignee from obtaining the full benefits of the provisions of this Assignment.

         4. Assignor hereby authorizes Assignee or Assignee's agents to collect the rents and revenues from the Property and hereby directs each tenant of the Leases to pay such rents and revenues to Assignee or Assignee's agents; provided, however, so long as there shall exist no default by Assignor in the payment of the Note, or in the performance of any obligation, covenant or agreement contained herein, in the Note, the Deed of Trust, or in any other instrument executed by Assignor in connection with the Note, Assignor shall have the right to collect and receive as trustee for the benefit of Assignee all rents and revenues arising under the Leases or from the Property and to apply the rents and revenues so collected to the sums secured by the Deed of Trust, with the balance, so long as no such default exists, to the account of Assignor; it being the intention of Assignor and Assignee that this Agreement constitutes an absolute assignment and not an assignment for additional security only, but is an assignment intended as a pro tanto payment of the Note and all other indebtedness secured by the lien of the Deed of Trust.

         5. Assignor covenants and agrees with Assignee:

          (a) not to collect any of the rent, income and profits from the Property more than one month in advance of the time that the same shall become due under the provisions of the Lease (other than for security deposits made under the Leases);

          (b) not to execute any other assignment of the rents, income or profits arising or accruing from the Leases or the property,

          (c) to assign and transfer to the Assignee any and all other leases entered into after the date of this Assignment upon all or any part of the Property and to execute and deliver, at the request of the Assignee, all such further assignments in the premises as the Assignee shall from time to time require.

          (d) that if any act shall be done by the Assignor in breach of the foregoing, then such act shall be null and void and without force or effect unless specifically agreed to in writing by the Assignee.

         6. Upon or at any time after default by the Assignor in the payment of the principal and interest on the Note, in the performance of any obligation, covenant or agreement contained herein, in the Note, the Deed of Trust, or in any other instrument executed by the Assignor in connection with the Note, Assignor's right to collect and receive as trustee for the benefit of Assignee all rents and revenues arising under the Leases shall terminate without notice to Assignor. Further, the Assignee may, but is not obligated or required at its option, without notice and without regard to the adequacy of the security for the Note, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court take possession of the Property and hold, manage, lease and


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operate the same on such terms and for such period of time as Assignee may deem proper. Additionally, Assignee may demand, sue for or otherwise collect and receive all rents, income and revenues of the Property, including those past due and unpaid, without taking possession of the Property, Assignee shall also have full power to make, from time to time, all alterations, renovations, repairs or replacements to the Property as may seem proper to Assignee, and to apply such rents, income and profits to the payment of:

         a) all expenses of managing the Property, including, without limitation, the salaries, fees, and wages of a managing agent and such other employees as Assignee may deem necessary or desirable, and all expenses of operating and maintaining the Property, including all taxes charges, claims, assessments, and any other liens, and premiums for all insurance which the Assignee may deem necessary or desirable, the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and regaining possession of the Property, and

         (b) the principal and interest on the Note, together with all costs and attorneys' fees incurred by Assignee in enforcing Assignor's obligations hereunder, under the Note, the Deed of Trust, or in any other instrument executed by Assignor in connection with the Note, all in such order of priority as to any of the items mentioned in this paragraph as the Assignee in its sole discretion may determine.

         No credit shall be given by Assignee for any sum or sums received from the rents, income and revenues of the Property until the money collected is actually received by Assignee; and no credits shall be given for any uncollected rents or other uncollected amounts or bills nor shall credit on any indebtedness; secured by the lien of the Deed of Trust be given for any rents, income and revenues derived from the Property after Assignee obtains title to the Property by foreclosure, order of a court or by operation of law or otherwise. The exercise by Assignee of the option granted in this paragraph to take possession of the Property, and Assignee's collection of the rents, income and revenues and the application thereof as herein provided shall not be considered a waiver of any default by Assignor under the Note, Deed of Trust, this Assignment or any other instrument executed by Assignor in connection with the Note.

         7. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee's failure to let the Property or portions thereof after default or from any other act or omission of Assignee in managing the Property after default unless such loss is caused by the willful misconduct and bad faith of Assignee. Furthermore, it is understood that Assignee shall not be obligated to assume, perform or discharge nor does Assignee undertake to assume, perform or discharge, any obligation, duty or liability of Assignor under Leases it being agreed that Assignee shall be treated as agreeing to assume, perform or discharge such obligations, duty or liability only if:

                  (a) Assignee shall, by written notice sent to the tenants named in the Leases, specifically so elect; or

                  (b) Assignee shall foreclose judicially or under the Deed of Trust and take possession of the Property.

         In no event shall Assignee be liable for the performance or discharge of any obligations not expressly assumed by it, or in any assignment or other transfer by Assignee of its interests in the Leases or the Property to any other party. Assignor shall, and hereby agrees to, defend (with counsel


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acceptable to Assignee), indemnify and hold Assignee harmless from and against any and all liability, low cost, damage or expenses which may be or is incurred by Assignee under the Leases or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Assignee or by reason of any alleged obligations or undertakings on the part of Assignee to perform or discharge any of the terms, covenants or agreements contained in the Leases, except such obligations or undertakings expressly assumed by Assignee. If Assignee should incur any such liability, or be subject to any such claims, all expenses incurred or expended by Assignee in connection therewith (including attorneys' fees) shall be deemed secured by the Deed of Trust and Assignor shall reimburse Assignee immediately upon demand. Upon the failure of Assignor to reimburse Assignee, Assignee may, at its option, declare all sums evidenced by the Note and secured by the Deed of Trust immediately due and payable. It is further understood that this Assignment shall not operate to place responsibility upon Assignee, except as otherwise specifically provided, for the control, care, management or repair of the Property, nor for the carrying out of any of the terms and conditions of the Leases nor shall it operate to make Assignee responsible or liable for any waste committed on the Property by any tenant thereof or any other parties, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss, injury or death to any tenant, licensee, employee or stranger.

         8. In the event there shall have been made payment in full of the principal and interest on the Note or any other indebtedness secured by the lien of the Deed of Trust, and Assignor shall make, or cause to have been made, full performance of all of Assignor's obligations under the Deed of Trust, this Assignment, and all other instruments executed by Assignor in connection with the Note, then this Assignment shall become and be void and of no further force or effect. An affidavit, certificate, letter or statement of any officer, agent or attorney of Assignee indicating that any part of the principal or interest on the Note remains unpaid or that Assignor's obligations remain unperformed shall be conclusive evidence of the continuing validity and effectiveness of this Agreement and any person may, and is authorized to, rely thereon.

         9. Assignor authorizes and directs the tenants named in the Leases, upon receipt from Assignee of written notice to the effect that (i) Assignee is then the holder of the Note, Deed of Trust and this Assignment, and (ii) that a default exists under any of the provisions of one or all of such instruments, to pay over to Assignee all rents, income and revenues arising or accruing under the Leases and to continue to do so until otherwise notified by Assignee. Assignor agrees that (i) any tenant or occupant of the Property shall have the right to rely upon notice by Assignee without obligation or right to inquire as to whether default actually exists; and (ii) Assignor shall have no right or claim against any such tenant or occupant for any such rents paid by any tenant or occupant to Assignee following receipt of such notice.

         10. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the Note, Deed of Trust or under any other instrument executed by Assignor in connection with the Note, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms of any instrument executed by Assignor in connection with the Note. The collection and application of the rents, income and revenues from the Property to the Note, or as otherwise provided above, shall not constitute a waiver by Assignee of any default which might at the time of such application or thereafter exist under any documents executed by Assignor in connection with the Note. The Note may be accelerated in accordance with its terms, notwithstanding the application of rents, income and revenues.

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         11. In the event of foreclosure of the Deed of Trust by sale or otherwise, Assignee is authorized (i) to sell Assignor's interest in the Leases as lessor together with the Property; or (ii) to assign the same without the Property, or (iii) to assign the some without consideration to the purchaser at any such sale or to any other claimant to title to the Property by virtue of foreclosure of the lien of the Deed of Trust. There shall be no liability to account to Assignor for any rents, revenues, income or profits accruing after the foreclosure of the Deed of Trust.

         12. Assignor agrees to execute and deliver to Assignee such further instruments and documents as, from time to time during the existence of this Assignment, Assignee may reasonably require in order to perfect the interest and rights of Assignee under this Assignment.

         13. No remedy or right conferred upon Assignee by operation of law, by this Assignment, the Note, the Deed of Trust or by any other instrument executed by Assignor in connection with the Note is intended to be, nor shall it be, inclusive of any other right or remedy, but each and every remedy or right shall be cumulative and shall be in addition to every other remedy or right conferred upon Assignor and each and every such remedy or right may be pursued by Assignee in such manner and order, together or separately, and at such times as Assignee may elect.

         14. If any term or provision of this Assignment, or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, the remainder of this Assignment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Assignment shall be valid and be enforced to the fullest extent permitted by law.

         15. Notice provided for in this Agreement must be in writing, and shall be given or served, unless otherwise expressly provided herein, by depositing the same in the United States Mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the sum by courier or in person to such party (or, if the party or parties to be notified be incorporated, to an officer of such party), or by prepaid telegram addressed to the party to be notified. Notice deposited in the mail, postpaid and certified with return receipt requested, shall be deemed received upon deposit in a proper United States mail depository. Notice given in any other manner shall be effective only if and when received by the party to be notified. For the purposes of notice, the addresses of the parties are as stated in paragraph A of this Assignment. The parties and their respective successors and assigns shall have the right from time to time and at any time, to change their respective addresses and agents for the receipt of notice and shall have the right to specify as their respective addresses and agents any other by giving at least ten (10) days prior written notice to the other party.



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           EXECUTED this the 31st day of January 2000, effective the 1st day of
February, 2000.

                                  FITZGERALDS RENO, INC., a Nevada corporation


                                  By: /s/ MICHAEL E. MCPHERSON
                                      ----------------------------------------
                                  Name: Michael E. McPherson
                                        --------------------------------------
                                  Title: Executive Vice President/CFO
                                         -------------------------------------


STATE OF NEVADA

COUNTY OF WASHOE

     This instrument was acknowledged before me on the 31st day of January, 2000, by Michael E. McPherson, Executive Vice President and Chief Financial Officer of FITZGERALDS RENO, INC. a Nevada corporation, for and on behalf of said Nevada corporation.

(SEAL)                                  /s/ CAROLE EDWARDS
                                        ---------------------------------
                                        Notary Public, State of Nevada

                                        [NOTARY STAMP]

After Recording Return to:

John R. Jones
1301 McKinney, Suite 3550
Houston, TX 77010

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                                  EXHIBIT "A"
                                  DESCRIPTION

All that certain lot, piece or parcel of land situate in the County of Washoe, State of Nevada, described as follows:

PARCEL 1: (ADJUSTED PARCEL A)

A parcel of land situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, being all of "Adjusted Parcel A" as shown on the Record of Survey showing a boundary line adjustment for Union Pacific Railroad Company, Scout Development Corporation, and G and S Investment Company, as recorded on January 26, 2000 in the official records of Washoe County, Nevada, File No. 2417487 and being further described as follows:

Beginning at the Northeast corner of Parcel A of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; thence S 13(degree)48'25"E, 105.50 feet along the Easterly line of said Parcel A; thence S 76(degree)10'00"W, 300.64 feet; thence N 13(degree)47'50"W, 105.67 feet along the Westerly line of said Parcel to the Northwest corner of said Parcel A; thence N 76(degree)11'59"E, 300.62 feet along the Northerly line of said Parcel A, to the Point of Beginning.

The above described parcel contains an area of approximately 31,743 sq ft.

BASIS OF BEARINGS: Parcel Map No. 2461 for Southern Pacific Transportation Company, File No. 1422392 of the Official Records of Washoe County, Nevada.

PARCEL 2: (ADJUSTED PARCEL B)

A parcel consisting of air rights situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, being all of "Adjusted Parcel B" as shown on the Record of Survey showing a boundary line adjustment for Union Pacific Railroad Company, Scout Development Corporation, and G and S Investment Company, as recorded on January 26, 2000 in the official records of Washoe County, Nevada, File No. 2417487 and being further described as follows:

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Parcel 2 Legal Continued

Beginning at a point on the Easterly line of Parcel A of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; from which the Northeast corner of said Parcel A bears N 13(degree)48'25"W, 105.50 feet said point of beginning having an elevation of 4522.50 feet; thence S 13(degree)48'25"E, 53.65 feet said point having an elevation of 4522.50 feet; thence S 76(degree)10'00"W, 300.65 feet said point having an elevation of 4525.1 feet; thence N 13(degree)47'50"W, 53.65 feet said point having an elevation of 4525.1 feet, thence N 76(degree)10'00" E, 300.64 feet to the Point Beginning. Said surface shall be formed such that it maintains a constant slope between the elevations described for the four corners.

The above described land parcel (above which the air rights are situated) contains an area of approximately 16,130 sq.ft.

EXCEPTING THEREFROM a parcel of land situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, and being all that real property located below a surface which has vertices defined as follows:

Beginning at a point on the Easterly line of Parcel A of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; from which the Northeast corner of said Parcel A bears N 13(degree)48'25"W, 106.30 feet said point of beginning having an elevation of 4524.00 feet; thence S 13(degree)48'25"E, 52.05 feet said point having an elevation of 4524.00 feet; thence S 76(degree)10'00"W, 300.65 feet said point having an elevation of 4526.6 feet; thence N 13(degree)47'50"W, 52.05 feet said point having an elevation of 4526.6 feet; thence N 76(degree)10'00"E, 300.64 feet to the Point of Beginning. Said surface shall be formed such that it maintains a constant slope between the elevations described for the four corners.

BASIS OF BEARINGS: Parcel Map No. 2461 for Southern Pacific Transportation Company, File No. 1422392 of the Official Records of Washoe County, Nevada.

BASIS OF ELEVATIONS: City Reno benchmark No. 96, a nail and washer located in the top of the curb at the Northeast corner of East Fourth Street and North Center Street, Elevation = 4496.46 feet.

PARCEL 3: (ADJUSTED PARCEL C)


A parcel of land situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, being all of "Adjusted Parcel C" as shown on the Record of Survey showing a boundary line adjustment for Union Pacific Railroad Company, Scout Development Corporation, and G and S Investment Company, as recorded on January 26, 2000 in the official records of Washoe County, Nevada, File No. 2417487 and being further described as follows:

Beginning at the Southeast corner of Parcel C of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; thence S 76(degree)10'00"W, 300.65 feet along the Southerly line of said Parcel C; thence N 13(degree)47'50"W, 20.82 feet; thence N 76(degree)10'00"E, 300.65 feet; thence S 13(degree)48'25"E, 20.82 feet to the Point of Beginning.

The above described parcel contains an area of approximately 6,260 sq. ft.

BASIS OF BEARINGS: Parcel Map No. 2461 for Southern Pacific Transportation Company, File No. 1422392 of the Official Records of Washoe County, Nevada.

PARCEL 4:

All buildings and improvements located on the real property described in Parcels 1 through 3 above.








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